EXHIBIT 99.1


                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    12/30/05

                         WEEKLY ROR               MTD ROR                YTD ROR
CLASS A UNITS              -0.88%                  -1.55%                 -3.62%
CLASS B UNITS              -0.90%                  -1.62%                 -4.51%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED DECEMBER 30, 2005

The Grant Park Futures Fund sustained small trading losses over the final session of the year. During a week marked by thin trading volume before the New Year holiday, the Fund lost ground slightly as positions in the stock indices, soft/agricultural commodities and energies reported setbacks. Gains came mainly from positions in the metals sector.

Long positions in the stock index sector incurred losses as the global indices ended the year on a slightly weaker note. Positions in the domestic indices incurred the bulk of losses as the March S&P Composite Index fell 21.70 points for the week, settling the year at 1254.80. The NASDAQ-100 was 41 points weaker at 1659.0 by Friday's close. Analysts suggested that a spike in crude oil prices above $61 caused concern among investors, spurring a wave of profit-taking selling just before the end of the year. Commentators also said that a weak performance by retail stocks such as Wal-Mart also contributed to weakness in the indices. Losses also came from longs in the Hong Kong Hang Seng, Paris CAC and German DAX.

Long positions in the soybean complex resulted in losses for positions in the soft/agricultural commodities sector. March soybeans fell 11.5 cents for the week, while soybean meal closed at $196.30 per ton, $7.10 lower than the previous week's close. Analysts attributed the initial weakness to technical-based selling before the end of the year but also said that short-term forecasts for rain in some Argentinean growing regions helped to push prices lower. Short positions in corn also sustained losses as the price of the March contract was 1.75 cents higher by the end of the week.

Higher crude oil prices resulted in losses for short positions. The February crude oil contract rallied $2.61 to close the week at $61.04 per barrel. Analysts said that the market's strength came from concerns that U.S. gasoline inventories were too low. The Department of Energy reported this week that U.S. gasoline inventories stood at 13 million barrels, 7% lower than the same time last year. Commentators also said that concerns that the Organization of Petroleum Exporting Countries (OPEC) would elect to cut production when it meets in January helped push prices higher. Long positions in the natural gas market also incurred losses. Prices for natural gas fell $1.17 (more than 9%) as commentators said that forecasts for mild weather across U.S. user regions helped to push prices lower.






              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, long positions in the metals sector accounted for the majority of gains during the final week of the year. February gold closed the year at $518.90 per ounce, $13.70 better than the previous week's close. March silver was 24.5 cents stronger at $8.89 per ounce. The end-of-year strength was attributed to heavy buying on behalf of commodity funds. Analysts also said that some of the buying could be attributed to investors trying to protect themselves from uncertainty concerning energy prices and the direction of the U.S. dollar in the early part of 2006.








































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com